Exhibit 99.1

Incannex Healthcare Announces Formation of Clinical Advisory Board for PSX-001 Program

Strengthens clinical and regulatory guidance as PSX-001 advances to its next phase of development

MELBOURNE, Australia and NEW YORK, USA — January 22, 2026 — Incannex Healthcare Inc. (Nasdaq: IXHL), a clinical-stage biopharmaceutical company developing innovative combination therapies, announces the formation of a Clinical Advisory Board (CAB) to support the continued advancement of its PSX-001 development program in generalized anxiety disorder.

The newly established CAB has been formed to provide independent clinical and scientific guidance as the Company progresses PSX-001 into its next phase of clinical and regulatory development. The CAB gathers leading experts in psychiatry, neurobiology, and psychopharmacology, strengthening the scientific rigor and patient-focused approach underpinning the Company’s development strategy. Ultimately, among its roles, the CAB will advise Incannex on clinical trial design, endpoint selection, regulatory engagement, and broader strategic approach for PSX-001 as the program advances.

“The formation of this Clinical Advisory Board represents an important step forward for the PSX-001 program,” stated Incannex Healthcare Chief Medical Officer Dr. Lou Barbato. “As we move PSX-001 forward, the collected perspectives of this Clinical Advisory Board will help inform key development decisions and support disciplined execution across clinical and regulatory milestones. This reflects a strategic and intentional approach to drug development, facilitating informed choices that strengthen execution, manage risk, and support long-term shareholder value.”

The inaugural PSX-001 Clinical Advisory Board includes:

●	C. Neill Epperson, M.D.

Robert Freedman Endowed Professor and Chair, Department of Psychiatry, University of Colorado School of Medicine

Dr. Epperson is an internationally recognized leader in psychiatry and women’s brain health, with more than 30 years of NIH-funded research spanning neuroendocrinology, mood disorders, and sex-based differences in psychiatric illness. She has authored over 220 peer-reviewed publications and has led multiple large-scale, interdisciplinary research initiatives focused on the biological and clinical impact of stress and hormonal transitions.

●	Charles B. Nemeroff, M.D., Ph.D.

Matthew P. Nemeroff Professor and Chair, Department of Psychiatry and Behavioral Sciences, The University of Texas at Austin, Dell Medical School

Dr. Nemeroff is a globally recognized authority in the pathophysiology and treatment of mood and anxiety disorders, with a particular focus on early life adversity. He has published more than 1,300 scientific articles and reviews, and his research has been continuously supported by grants from the National Institutes of Health. He currently leads multiple academic and clinical research initiatives in neuroscience and psychiatric medicine.

●	Alan F. Schatzberg, M.D.

Kenneth T. Norris, Jr. Professor of Psychiatry (Emeritus), Stanford University School of Medicine; Director, Stanford Mood Disorders Center

Dr. Schatzberg is a pioneer in the biology and psychopharmacology of depressive disorders, with more than 700 publications and decades of leadership in academic psychiatry. He is a former President of the American Psychiatric Association, the American College of Neuropsychopharmacology, and the Society of Biological Psychiatry, and is a member of the National Academy of Medicine.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events, future circumstances and Incannex’s future performance. These statements are based on management’s current assumptions, expectations, and beliefs. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s future intentions regarding its efforts to maintain and/or regain compliance with applicable Nasdaq listing standards; business strategy, future operations; Incannex’s ability to execute on its objectives, prospects o plans; evaluations and judgments regarding Incannex’s research and development efforts and potential future commercialization, including any implications that the results of earlier clinical trials or interim or topline results will be representative or consistent with later clinical trials or their respective interim or final results; the potential benefits and safety of Incannex’s drug candidates and the market opportunity for these candidates; and potential shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: that Incannex may fail to comply with Nasdaq listing standards within the applicable extended grace period or following the applicable extended grace period; that Incannex may fail to comply with Nasdaq listing standards other than the bid price rule; the closing price of the common stock may fall below $0.10 for ten consecutive trading days and be subject to Nasdaq’s low bid price rules and subject to delisting or denial of compliance periods; the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and to maintain or potentially further improve its capital structure; Incannex’s ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected and to obtain necessary regulatory approvals for commercialization of its product candidates; the effects of competition from other providers and products as currently existing or that may be developed in the future; that the market for its drug candidates may not grow at the rates anticipated or at all or that estimates for these markets may ultimately be incorrect; that Incannex may be unable to successfully execute upon any commercial discussions; Incannex’s ability to comply with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au

 3